Exhibit 99.1
Alliance One International, Inc. Tel: 919 379 4300 8001 Aerial Center Parkway Fax: 919 379 4346 Post Office Box 2009 www.aointl.com Morrisville, NC 27560-2009 USA

NEWS RELEASE	Contacts: Joel L. Thomas
(919) 379-4300

Alliance One International Announces Investor Information and Arrangements for Call

Morrisville, NC - November 7, 2015 - Alliance One International, Inc. (NYSE: AOI) today announced that it would not file its report on Form 10-Q for the quarter ended September 30, 2015 within the required time period. The delay is related to discrepancies in accounts receivable and inventory at its Kenyan subsidiary, Alliance One Tobacco (Kenya) Limited, discovered in the course of downsizing and terminating certain operations as part of AOI’s previously announced restructuring and cost-saving initiative. Following the planned restructuring, the Company will no longer source Kenyan leaf tobacco, but will continue to process Ugandan-sourced leaf tobacco in a third party Kenyan facility.

Presently available information suggests that the discrepancies may stretch back to 2008 or earlier and could reach approximately $40 million in aggregate. Because AOI has been unable thus far to determine the timing and amount of these discrepancies, no conclusion has been reached regarding materiality. It is, however, possible that the discrepancies may prove to be material. The discrepancies consist primarily of inventory variances that are not yet accounted for, including differences in deferred crop costs, finished goods inventory, green inventory, agricultural supplies, and packing materials. Independent counsel and forensic accountants have been engaged to help determine the nature and timing of the acts that caused the discrepancies and identify the parties responsible. AOI has no evidence indicating similar issues elsewhere within its organization and believes the problems are unique and limited to the Kenyan operation.

AOI expects fiscal 2016 sales to be similar to fiscal 2015 sales, and adjusted EBITDA for fiscal 2016 should exceed the prior year (before giving effect to any adjustments that may be required by the discrepancies in Kenya). Historically, operations of Alliance One Tobacco (Kenya) Limited have not contributed significantly to AOI’s performance, and over the last 5 years the subsidiary’s reported annual operating income has been in a range of approximately ($2.5) million to $2.4 million (before giving effect to any adjustments that may be required by the discrepancies in Kenya).

AOI intends to file a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission for the fiscal 2016 Second Quarter Form 10-Q and will make the quarterly filing as soon as practicable.

A conference call is scheduled for Monday, November 9, 2015 at 8:00 A.M. EST. The dial in number for the call is (800) 533-7954 and conference ID 9587084. Those seeking to listen to the call may access a live broadcast on the Alliance One website. Please visit www.aointl.com 15 minutes in advance to register. For those who are unable to listen to the live event, a replay will be available by telephone from 11:00 A.M. EST, November 9 through 11:00 A.M. EST Saturday, November 14. To access the replay, dial (888) 203-1112 within the U.S., or (719) 457-0820 outside the U.S., and enter access code 9587084. Any replay, rebroadcast, transcript or other reproduction of this conference call, other than the replay accessible by calling the number above, has not been authorized by Alliance One and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.

Alliance One International, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events and may be impacted by the current investigation noted herein. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated expected or projected. The following factors, among others, could cause actual results to differ from those expressed or implied by the forward-looking statements: changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, and the impact of regulation and litigation on customers. Additional factors that could cause Alliance One’s results to differ materially from those expressed or implied by forward-looking statements can be found in Alliance One’s most recent Annual Report on Form 10-K and the other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).

About Alliance One International, Inc.

Alliance One International is a leading independent global leaf merchant. For more information about Alliance One, visit the Company’s website at www.aointl.com.